May 20, 2022

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: Brock Hill

Re: PIMCO ETF Custody Agreement dated May 22, 2009

Ladies and Gentlemen:

Reference is made to the above Custody and Investment Accounting Agreement between us dated as of May 22, 2009 (as amended, modified or supplemented from time to time, the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

PIMCO ETF Trust

            PIMCO Senior Loan Active Exchange-Traded Fund

In accordance with Section XIV(B) of the Agreement, the undersigned Trust hereby requests that State Street Bank and Trust Company (“State Street”) act as custodian and investment accounting and recordkeeping agent for it and that it becomes a Fund under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Agreement. A current Schedule A to the Agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PIMCO ETF TRUST

By:

Name: Eric Johnson

Title: President, Duly Authorized

PIMCO Equity Series

By:

Name: Eric Johnson

Title: President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:

Effective Date: May 20, 2022

APPENDIX A

to Custody and Investment Accounting Agreement

Dated May 22, 2009

(Updated as of May 20, 2022)

List of Funds/Portfolios of PIMCO ETF Trust

Fund Name	PIMCO ID	MCH
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	4780	P1LB
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	4792	P1FG
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	4794	P1FH
PIMCO 25+Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	4735	P1FM
PIMCO Active Bond Exchange-Traded Fund	4700	P1LG
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	4795	P1FE
PIMCO Enhanced Low Duration Active Exchange-Traded Fund	4756	P1LR
PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund	4757	P1LZ
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	4750	P1FN
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	4754	P1FQ
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	4760	P1FV
PIMCO Municipal Income Opportunities Active Exchange-Traded Fund	4764	P1PF
PIMCO Senior Loan Active Exchange-Traded Fund	4738	P1PG
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	4753	P1FO

List of Funds/Portfolios of PIMCO Equity Series
Fund Name	PIMCO ID	MCH
PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF	15671	P3FA
PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF	15672	P3FB
PIMCO RAFI Dynamic Multi-Factor International Equity ETF	15673	P3FD
PIMCO RAFI ESG U.S. ETF	15670	P3FE